Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name(a)	State or Country of Incorporation	Names Under Which Company Or Subsidiaries Do Business
PACCAR of Canada Ltd.	Canada	PACCAR of Canada Ltd.
Canadian Kenworth Co.
Peterbilt of Canada
PACCAR Parts of Canada

PACCAR Australia Pty. Ltd.	Australia	PACCAR Australia Pty. Ltd.
Kenworth Trucks
DAF Trucks Australia

PACCAR Financial Pty. Ltd.	Australia	PACCAR Financial Pty. Ltd.

PACCAR Mexico, S.A. de C.V.	Mexico	PACCAR Mexico, S.A. de C.V.
KENFABRICA, S.A. de C.V.
Kenworth Mexicana S.A. de C.V.
PACCAR Parts Mexico S.A. de C.V.
PACCAR Capital Mexico S.A. de C.V.
PacLease Mexicana S.A. de C.V.

PACCAR Financial Mexico	Mexico	PACCAR Financial Mexico

DAF Trucks, N.V. (a)(b)	Netherlands	DAF Trucks, N.V.

DAF Trucks Vlaanderen N.V. (c)	Belgium	DAF Trucks Vlaanderen N.V.

DAF Trucks Ltd. (c)	United Kingdom	DAF Trucks Ltd.

DAF Trucks Deutschland GmbH (c)	Germany	DAF Trucks Deutschland GmbH

DAF Trucks France, S.A.R.L. (c)	France	DAF Trucks France, S.A.R.L.

DAF Vehiculos Industriales S.A. (c)	Spain	DAF Vehiculos Industriales S.A.

DAF Veicoli Industriali S.p.A. (c)	Italy	DAF Veicoli Industriali S.p.A.

DAF Trucks Polska SP.Z.O.O. (c)	Poland	DAF Trucks Polska SP.Z.O.O.

PACCAR Parts U.K. Limited (d)	England and Wales	PACCAR Parts U.K. Limited

Leyland Trucks Limited (e)	England and Wales	Leyland Trucks Limited

PACCAR Engine Company	Mississippi	PACCAR Engine Company

PACCAR Financial Corp.	Washington	PACCAR Financial Corp.
PACCAR Leasing Company
PacLease

PACCAR Financial Services Ltd.	Canada	PACCAR Financial Services Ltd.
PACCAR Leasing of Canada a division
of PACCAR Financial Services Ltd.

PACCAR Financial Ltd. (f)	Canada	PACCAR Financial Ltd.

PACCAR Sales North America, Inc.	Delaware	PACCAR Sales North America, Inc.

SUBSIDIARIES OF THE REGISTRANT

Name(a)	State or Country of Incorporation	Names Under Which Company Or Subsidiaries Do Business
PACCAR Holding B.V. (g)	Netherlands	PACCAR Holding B.V.

PACCAR Financial Europe B.V. (b)	Netherlands	PACCAR Financial Europe B.V.

PACCAR Financial Holdings Europe B.V. (h)	Netherlands	PACCAR Financial Holdings Europe B.V.

PACCAR Financial Belux BVBA (i)	Belgium	PACCAR Financial Belux BVBA

PACCAR Financial Deutschland GmbH (i)	Germany	PACCAR Financial Deutschland GmbH

PACCAR Leasing GmbH (i)	Germany	PACCAR Leasing Europe

PACCAR Financial Espana S.r.l. (i)	Spain	PACCAR Financial Espana S.r.l.

PACCAR Financial France S.A.S. (i)	France	PACCAR Financial France S.A.S.

PACCAR Financial Italia Srl (i)	Italy	PACCAR Financial Italia Srl

PACCAR Financial PLC (i)	United Kingdom	PACCAR Financial PLC

PACCAR Financial Nederland B.V. (i)	Netherlands	PACCAR Financial Nederland B.V.

PACCAR Financial Services Europe B.V. (i)	Netherlands	PACCAR Financial Services Europe B.V.

(a)	The names of some subsidiaries have been omitted. Considered in the aggregate, omitted subsidiaries would not constitute a significant subsidiary.
(b)	A wholly owned subsidiary of PACCAR Holding B.V.
(c)	A wholly owned subsidiary of DAF Trucks, N.V.
(d)	A wholly owned subsidiary of PACCAR Trucks U.K. Ltd., which is a wholly owned subsidiary of PACCAR Holding B.V.
(e)	A wholly owned subsidiary of PACCAR Parts U.K. Limited
(f)	A wholly owned subsidiary of PACCAR Financial Services Ltd.
(g)	A wholly owned subsidiary of PACCAR Sales North America, Inc.
(h)	A wholly owned subsidiary of PACCAR Financial Europe B.V.
(i)	A wholly owned subsidiary of PACCAR Financial Holdings Europe B.V.